SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 13, 2014, AtriCure, Inc. (“AtriCure” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”) and certain selling shareholders listed therein (the “Selling Shareholders”) relating to the sale (the “Offering”) of shares of AtriCure Common Stock, par value $0.001 per share (the “Shares”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell 3,023,025 Shares to the Underwriter and the Selling Shareholders agreed to sell 1,226,975 Shares (the “Selling Shareholder Shares”) to the Underwriter, each at a public offering price of $19.25 per share. Pursuant to the Purchase Agreement, the Company also granted the Underwriter the right to purchase an additional 637,500 Shares within 30 days of February 13, 2014 to cover over-allotments, if any.

The Company estimates that it will receive net proceeds of approximately $54.4 million from the Offering after deducting underwriting discounts and commissions and offering expenses. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The Company intends to use the net proceeds from the Offering for general corporate purposes and working capital. The Offering is subject to customary closing conditions and is expected to close on or about February 19, 2014.

The foregoing is only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.

The legal opinion, including the related consent, of Keating Muething & Klekamp PLL relating to the issuance of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On February 12, 2014, we issued a press release announcing that we had commenced the Offering. On February 13, 2014, we issued a press release announcing that we had priced the Offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated February 13, 2014.

5.1	Opinion of Keating Muething & Klekamp PLL.

23.1	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.1).

99.1	Press Release of AtriCure, Inc. dated February 12, 2014.

99.2	Press Release of AtriCure, Inc. dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: February 13, 2014	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and Chief Financial Officer